As filed with the Securities and Exchange Commission on December 3, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________

PACIFICORP
(Exact name of registrant as specified in its charter)

Oregon	93-0246090
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
o

825 N.E. Multnomah Street
Portland, Oregon 97232
(503) 813-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

Bruce N. Williams
Vice President and Treasurer
825 N.E. Multnomah, Suite 1900
Portland, Oregon 97232
(503) 813-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copy to:
M. Christopher Hall
Perkins Coie LLP
1120 N.W. Couch Street, Tenth Floor
Portland, Oregon 97209
(503) 727-2000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
First Mortgage Bonds	(1)	(1)	(1)	(2)

(1)           An indeterminate aggregate initial offering price and number of securities are being registered as may from time to time be offered at indeterminate prices.

(2)           In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee and will pay such fee on a pay-as-you-go basis.

__________________________

PROSPECTUS

PACIFICORP

FIRST MORTGAGE BONDS

PacifiCorp, an Oregon corporation, may from time to time offer First Mortgage Bonds (“Additional Bonds” or “Securities”) in one or more issuances or series at prices and on terms to be determined at the time of sale.

We will provide specific terms of the Securities, including, as applicable, the amount offered, offering prices, interest rates, maturities and redemption or repurchase provisions, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

We may sell the Securities directly through agents designated from time to time or through underwriters or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section in this prospectus provides more information on this topic.

This prospectus may not be used to consummate sales of Securities unless accompanied by a prospectus supplement relating to the Securities offered.

Investing in our Securities involves risks. See the “Risk Factors” section beginning on page 2 of this prospectus for information on certain matters you should consider before buying our Securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 3, 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

FORWARD-LOOKING STATEMENTS

THE COMPANY

RISK FACTORS

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

WHERE YOU CAN FIND MORE INFORMATION

USE OF PROCEEDS

DESCRIPTION OF ADDITIONAL BONDS

BOOK-ENTRY ISSUANCE

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

We have not authorized anyone to give you any information other than this prospectus and any supplements to this prospectus. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference in this prospectus or any free writing prospectuses is accurate as of any date other than the date mentioned on the cover page of those documents. Our business, financial condition and results of operations may have changed since that date. We are not offering to sell the Securities and we are not soliciting offers to buy the Securities in any jurisdiction in which offers are not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that PacifiCorp filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell the Securities described in this prospectus in one or more offerings. This prospectus provides a general description of the Securities. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

Unless otherwise indicated or unless the context otherwise requires, in this prospectus, the words “PacifiCorp,” “Company,” “we,” “our” and “us” refer to PacifiCorp, an Oregon corporation, and its subsidiaries.

For more detailed information about the Securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the additional information described under the heading ‘‘Where You Can Find More Information’’ may contain ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are ‘‘forward-looking statements’’ for purposes of these provisions. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed, including through incorporation by reference, in this prospectus. This information, by its nature, involves estimates, projections, forecasts, risks and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements found in this prospectus and the documents incorporated by reference in this prospectus.

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our filings with the SEC, including the Form 10-K, the Forms 10-Q and the Forms 8-K incorporated by reference in this prospectus, and we refer you to those reports for further information.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made. The forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus are qualified in their entirety by the preceding cautionary statements.

THE COMPANY

We are a regulated electricity company serving retail customers, including residential, commercial, industrial and other customers in portions of the states of Utah, Oregon, Wyoming, Washington, Idaho and California. We own, or have interests in, a number of thermal, hydroelectric, wind-powered and geothermal generating facilities, as well as electric transmission and distribution assets. We also buy and sell electricity on the wholesale market with public and private utilities, energy marketing companies and incorporated municipalities. We are subject to comprehensive state and federal regulation and the regulatory commission in each state approves rates for retail electric sales within that state.

We are an indirect subsidiary of MidAmerican Energy Holdings Company (“MEHC”), a holding company based in Des Moines, Iowa that owns subsidiaries principally engaged in energy businesses. MEHC is a consolidated subsidiary of Berkshire Hathaway Inc.

Our principal executive offices are located at 825 N.E. Multnomah, Suite 2000, Portland, Oregon 97232 and our telephone number is (503) 813-5000. We were initially incorporated in 1910 under the laws of the state of Maine under the name Pacific Power & Light Company. In 1984, Pacific Power & Light Company changed its name to PacifiCorp. In 1989, we merged with Utah Power and Light Company, a Utah corporation, in a transaction wherein both corporations merged into a newly formed Oregon corporation. The resulting Oregon corporation was re-named PacifiCorp, which is the operating entity today.

For additional information concerning our business and affairs, including our capital requirements and external financing arrangements, and pending legal and regulatory proceedings, including descriptions of those laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference into this prospectus as described in the section entitled “Where You Can Find More Information”.

RISK FACTORS

Investing in our Securities involves risk. Before purchasing any Securities we offer, you should carefully consider the risk factors described in our periodic reports filed with the SEC and the following risk factors related to the Securities, as well as the other information contained in this prospectus, any prospectus supplement and the information incorporated by reference herein in order to evaluate an investment in our Securities. See “Forward-Looking Statements” and “Where You Can Find More Information” in this prospectus. Additional risks and uncertainties that are not yet identified or that we currently believe are immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment.

We have not appraised the collateral subject to the mortgage securing our Additional Bonds (“Mortgage”) and, if there is a default or a foreclosure sale, the value of the collateral may not be sufficient to repay the holders of any Additional Bonds.

We have not made any formal appraisal of the value of the collateral subject to the Mortgage, which will secure any Additional Bonds. The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers, the timing of the sale of the collateral and other factors. We cannot assure you that the proceeds from a sale of all of the collateral would be sufficient to satisfy the amounts outstanding under the Additional Bonds and our other first mortgage bonds secured by the same collateral or that such payments would be made in a timely manner. If the proceeds were not sufficient to repay amounts outstanding under the Additional Bonds, then holders of the Additional Bonds, to the extent not repaid from the proceeds of the sale of the collateral, would only have an unsecured claim against our remaining assets.

There is no existing market for the Securities, and we cannot assure you that an active trading market for the Securities will develop.

We do not intend to apply for listing of the Securities on any securities exchange or automated quotation system. There can be no assurance as to the liquidity of any market that may develop for the Securities. Accordingly, the ability of holders to sell the Securities that they hold or the price at which holders will be able to sell the Securities may be limited. Future trading prices of the Securities will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

We do not know whether an active trading market will develop for the Securities. To the extent that an active trading market does develop, the price at which a holder may be able to sell the Securities that it holds, if at all, may be less than the price paid for them. Consequently, a holder may not be able to liquidate its investment readily, and the Securities may not be readily accepted as collateral for loans.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Nine-Month Period Ended	Years Ended December 31,			Nine-Month Period Ended	Year Ended
September 30, 2010	2009	2008	2007	December 31, 2006	March 31, 2006
3.1x	2.9x	3.0x	3.0x	2.1x	2.9x

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement filed with the SEC. The registration statement contains additional information and exhibits not included in this prospectus and refers to documents that are filed as exhibits to other SEC filings. We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Our SEC filings are also available through the Financial Information section of our website at www.pacificorp.com. The information found on our website, other than any of our SEC filings that are incorporated by reference herein, is not part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (but only to the extent the information therein is filed and not furnished) until all of the securities covered by this prospectus have been sold:

•	Annual Report on Form 10-K for the year ended December 31, 2009.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.

•	Current Report on Form 8-K filed January 20, 2010.

You may request a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein), at no cost, by writing or telephoning us at the following address:

    PacifiCorp
    825 N.E. Multnomah, Suite 1900
    Portland, Oregon 97232-4116
    Telephone: (503) 813-5000
    Attention: Treasury

You should rely only on the information contained in, or incorporated by reference in, this prospectus and the prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these Securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the prospectus supplement is accurate as of any date other than the date on the front of the prospectus supplement or that the information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds to be received by us from the issuance and sale of the Securities will initially become part of our general funds and will be used for capital expenditures or utility asset purchases, to repay all or a portion of our short-term borrowings and for general corporate purposes, including repayment of long-term debt.

DESCRIPTION OF ADDITIONAL BONDS

General

Additional Bonds may be issued from time to time under our Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented (the “Mortgage”), with The Bank of New York Mellon Trust Company, N.A. (as successor trustee to JPMorgan Chase Bank, N.A.) (the “Mortgage Trustee”). The following summary is subject to the provisions of and is qualified by reference to the Mortgage, a copy of which is an exhibit to the Registration Statement. Whenever particular provisions or defined terms in the Mortgage are referred to herein, those provisions or defined terms are incorporated by reference herein. Section and Article references used below are references to provisions of the Mortgage unless otherwise noted. When we refer to “bonds,” we refer to all first mortgage bonds issued under the Mortgage, including the Additional Bonds.

We expect to issue Additional Bonds in the form of fully registered bonds and, except as may be set forth in any prospectus supplement relating to those Additional Bonds, in denominations of $1,000 and any multiple thereof. They may be transferred without charge, other than for applicable taxes or other governmental charges, at the offices of the Mortgage Trustee, New York, New York. Any Additional Bonds issued will be equally and ratably secured with all other bonds issued under the Mortgage. See “Book-Entry Issuance.”

Maturity and Interest Payments

The prospectus supplement relating to any Additional Bonds will set forth the date or dates on which those Additional Bonds will mature, the rate or rates per annum at which those Additional Bonds will bear interest and the times at which any interest will be payable. Those terms, as well as other terms and conditions of the Additional Bonds, including those related to redemption and purchase referred to under “Redemption or Purchase of Additional Bonds” below, will be established by resolution of our Board of Directors at the time we issue the Additional Bonds.

Redemption or Purchase of Additional Bonds

The Additional Bonds may be redeemable, in whole or in part, on not less than 30 days’ notice either at our option or as required by the Mortgage or may be subject to repurchase at the option of the holder.

The prospectus supplement relating to any Additional Bonds will set forth the redemption or repurchase terms and other specific terms of those Additional Bonds.

If, at the time notice of redemption is given, the redemption amount is not held by the Mortgage Trustee, the redemption may be made subject to the receipt of the redemption amount by the Mortgage Trustee on or before the date fixed for redemption. A redemption notice will be of no effect unless the redemption amount is received.

The Mortgage, as described below, contains provisions for the maintenance of the Mortgaged and Pledged Property. There is no sinking or analogous fund in the Mortgage.

Cash deposited under any provisions of the Mortgage may be applied (with specific exceptions) to the redemption or repurchase of bonds of any series. (Section 7.03, Article XII and Section 13.06)

Security and Priority

The Additional Bonds will be issued under the Mortgage and secured by a first mortgage lien on certain utility property owned from time to time by us and/or by Class “A” Bonds, if any, held by the Mortgage Trustee.

There are excepted from the Mortgage all cash and securities (except those specifically deposited); equipment, materials or supplies held for sale or other disposition; any fuel and similar consumable materials and supplies; automobiles, other vehicles, aircraft and vessels; timber, minerals, mineral rights and royalties; receivables, contracts, leases and operating agreements; electric energy, gas, water, steam and other products for sale, distribution or other use; natural gas wells; gas transportation lines or other property used in the sale of natural gas to customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; our interest in the Wyodak Facility; and all properties that have been released from the discharged Mortgages and Deeds of Trust, as supplemented, of Pacific Power & Light Company and Utah Power & Light Company and that PacifiCorp, a Maine corporation, or Utah Power & Light Company, a Utah corporation, contracted to dispose of, but title to which had not passed at the date of the Mortgage. The lien of the Mortgage is also subject to Excepted Encumbrances, including tax and construction liens, purchase money liens and other specific exceptions. We have reserved the right, without any consent or other action by holders of bonds of the Ninth Series or any subsequently created series of bonds, to amend the Mortgage in order to except from the lien of the Mortgage allowances allocated to steam-electric generating plants owned by us, or in which we have interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, as now in effect or as hereafter supplemented or amended.

The Mortgage contains provisions subjecting after-acquired property to the mortgage lien thereof. These provisions may be limited, at our option, in the case of consolidation or merger (whether or not we are the surviving corporation), conveyance or transfer of all or substantially all of the utility property of another electric utility company to us or sale of substantially all of our assets. (Section 18.03) In addition, after-acquired property may be subject to a Class “A” Mortgage, purchase money mortgages and other liens or defects in title.

The Mortgage provides that the Mortgage Trustee shall have a lien on the mortgaged property, prior to the holders of bonds, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (Section 19.09)

Issuance of Additional Bonds

The maximum principal amount of bonds that may be issued under the Mortgage is unlimited. Bonds of any series may be issued from time to time on the basis of:

(1)	70% of qualified Property Additions after adjustments to offset retirements;

(2)	Class “A” Bonds (which need not bear interest) delivered to the Mortgage Trustee;

(3)	retirement of bonds or certain prior lien bonds; and/or

(4)	deposits of cash.

With certain exceptions in the case of clauses (2) and (3) above, the issuance of bonds is subject to our Adjusted Net Earnings for 12 consecutive months out of the preceding 15 months, before interest expense and income taxes, being at least twice the Annual Interest Requirements on all outstanding bonds issued under the Mortgage, all outstanding Class “A” Bonds held other than by the Mortgage Trustee or by us, all other indebtedness secured by a lien prior to the lien of the Mortgage and all bonds then applied for in pending bond issuance applications under the Mortgage. In general, interest on variable interest bonds, if any, is calculated using the rate then in effect. (Section 1.07 and Articles IV through VII)

Property Additions generally include electric, gas, steam and/or hot water utility property but not fuel, securities, automobiles, other vehicles or aircraft, or property used principally for the production or gathering of natural gas. (Section 1.04)

The issuance of bonds on the basis of Property Additions subject to prior liens is restricted. Bonds may, however, be issued against the deposit of Class “A” Bonds. (Sections 1.04 through 1.06 and Articles IV and V)

Release and Substitution of Property

Property subject to the Mortgage may be released on the basis of:

(1)	the release of that property from a Class “A” Mortgage;

(2)	the deposit of cash or, to a limited extent, purchase money mortgages;

(3)	Property Additions, after making adjustments for certain prior lien bonds outstanding against Property Additions; and/or

(4)	a waiver of the right to issue bonds on the basis of the released property.

Funded Cash, as defined in Section 1.05 of the Mortgage, may be withdrawn upon the bases stated in (1), (3) and (4) above. Property that does not constitute Funded Property, as defined in Section 1.05 of the Mortgage, may be released without substituting other Funded Property. Similar provisions are in effect as to cash proceeds from such property. The Mortgage contains special provisions with respect to certain prior lien bonds deposited and disposition of moneys received on deposited prior lien bonds. (Sections 1.05, 7.02, 9.05, 10.01 through 10.04 and 13.03 through 13.09)

Merger or Consolidation

The Mortgage provides that in the event of the merger or consolidation of another company with or into us or the conveyance or transfer to us by another company of all or substantially all of that company’s property that is of the same character as Property Additions, as defined in the Mortgage, an existing mortgage constituting a first lien on operating properties of that other company may be designated by us as a Class “A” Mortgage. (Section 11.06) Bonds thereafter issued pursuant to the additional mortgage would be Class “A” Bonds and could provide the basis for the issuance of bonds under the Mortgage.

Certain Covenants

The Mortgage contains a number of covenants by us for the benefit of the holders of the bonds, including provisions requiring us to maintain the mortgaged property as an operating system or systems capable of engaging in all or any of the generating, transmission, distribution or other utility businesses described in the Mortgage. (Article IX)

Dividend Restrictions

The Mortgage provides that we may not declare or pay dividends (other than dividends payable solely in shares of our common stock) on any shares of our common stock if, after giving effect to the declaration or payment, we would not be able to pay our debts as they become due in the usual course of business. (Section 9.07) The notes to our audited consolidated financial statements included in our Report on Form 10-K incorporated by reference herein contain information relating to other restrictions.

Foreign Currency Denominated Bonds

The Mortgage authorizes the issuance of bonds denominated in foreign currencies, provided that we deposit with the Mortgage Trustee a currency exchange agreement with an entity having, at the time of the deposit, a financial rating at least as high as our financial rating that, in the opinion of an independent expert, gives us at least as much protection against currency exchange fluctuation as is usually obtained by similarly situated borrowers. (Section 2.03) We believe that this type of currency exchange agreement will provide effective protection against currency exchange fluctuations. However, if the other party to the exchange agreement defaults and the foreign currency is valued higher at the date of maturity than at the date of issuance of the relevant bonds, holders of those bonds would have a claim on our assets that is greater than the claim to which holders of dollar-denominated bonds issued at the same time would be entitled.

The Mortgage Trustee

The Bank of New York Mellon Trust Company, N.A. or its affiliates may act as a lender, trustee or agent under other agreements and indentures involving us and our affiliates.

Modification

The rights of bondholders may be modified with the consent of holders of at least 60% of the bonds, or, if not all series of bonds are adversely affected, the consent of the holders of at least 60% of the series of bonds adversely affected. In general, no modification of the terms of payment of principal, premium, if any, or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the consent of the holder. (Section 21.07)

Unless we are in default in the payment of the interest on any bonds then Outstanding under the Mortgage or there is a Default under the Mortgage, the Mortgage Trustee generally is required to vote Class “A” bonds held by it with respect to any amendment of the applicable Class “A” Mortgage proportionately with the vote of the holders of all Class “A” Bonds then actually voting. (Section 11.03)

Defaults and Notice Thereof

“Defaults” are defined in the Mortgage as:

(1)	default in payment of principal;

(2)	default for 60 days in payment of interest or an installment of any fund required to be applied to the purchase or redemption of any bonds;

(3)	default in payment of principal or interest with respect to certain prior lien bonds;

(4)	certain events in bankruptcy, insolvency or reorganization;

(5)	default in other covenants for 90 days after notice; or

(6)
the existence of any default under a Class “A” Mortgage that permits the declaration of the principal of all the bonds secured by the Class “A” Mortgage and the interest accrued thereupon due and payable. (Section 15.01)

An effective default under any Class “A” Mortgage or under the Mortgage will result in an effective default under all those mortgages. The Mortgage Trustee may withhold notice of default (except in payment of principal, interest or funds for retirement of bonds) if it determines that it is not detrimental to the interests of the bondholders. (Section 15.02)

The Mortgage Trustee or the holders of 25% of the bonds may declare the principal and interest due and payable on Default, but a majority may annul the declaration if the Default has been cured. (Section 15.03) No holder of bonds may enforce the lien of the Mortgage unless the Mortgage Trustee is given written notice of a Default and the Mortgage Trustee fails to act after the holders of 25% of the bonds have requested in writing the Mortgage Trustee to act, offered it reasonable opportunity to act and offered an indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred when enforcing the lien. (Section 15.16) The holders of a majority of the bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustee or exercising any trust or power conferred on the Mortgage Trustee. (Section 15.07) The Mortgage Trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured. (Section 19.08)

Defeasance

Under the terms of the Mortgage, we will be discharged from any and all obligations under the Mortgage in respect of the bonds of any series if we deposit with the Mortgage Trustee, in trust, moneys or government obligations, in an amount sufficient to pay all the principal of, premium (if any) and interest on, the bonds of those series or portions thereof, on the redemption date or maturity date thereof, as the case may be. The Mortgage Trustee need not accept the deposit unless it is accompanied by an opinion of counsel to the effect that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or, (b) since the date of the Mortgage, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the holders of the bonds or the right of payment of interest thereon (as the case may be) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, and/or ensuing discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if the deposit, and/or discharge had not occurred. (Section 20.02)

Upon the deposit, our obligation to pay the principal of (and premium, if any) and interest on those bonds shall cease, terminate and be completely discharged and the holders of such bonds shall thereafter be entitled to receive payment solely from the funds deposited. (Section 20.02)

BOOK-ENTRY ISSUANCE

Except as set forth below, the Additional Bonds will be issued in registered global form without interest coupons. Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company (“DTC”) in New York, New York, will act as securities depositary for each series of the Additional Bonds. The Additional Bonds will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC, in each case for the credit to an account of a direct or indirect participant in DTC, as described below.

Transfers of beneficial interests in the Additional Bonds will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), which may change from time to time.

The following description of the operations and procedures of DTC is provided solely as a matter of convenience.  These operations and procedures are solely within the control of DTC and are subject to changes by it. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)           upon deposit of the Additional Bonds, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Additional Bonds; and

(2)           ownership of these interests in the Additional Bonds will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Additional Bonds).

Investors in the Additional Bonds who are Participants may hold their interests therein directly through DTC.  Investors in the Additional Bonds who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in the Additional Bonds, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.  Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in Additional Bonds to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in an Additional Bond to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Additional Bonds will not have bonds registered in their names, will not receive physical delivery of certificated Additional Bonds and will not be considered the registered owners or “Holders” thereof under any supplemental indenture to the Mortgage for any purpose.

We may decide to discontinue use of the system of book-entry only transfers through DTC or any successor depositary. In that event, Additional Bond certificates will be printed and delivered to DTC.

Payments in respect of the principal of, and interest and premium, if any, on an Additional Bond registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder. Under the terms of any supplemental indenture to the Mortgage, the Company and the Mortgage Trustee will treat the persons in whose names the Additional Bonds are registered as the owners of the Additional Bonds for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Mortgage Trustee nor any agent of ours or of the Mortgage Trustee has or will have any responsibility or liability for:

(1)           any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Additional Bonds or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Additional Bonds; or

(2)           any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the Additional Bonds, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date.  Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the bonds as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of bonds will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Mortgage Trustee or us. Neither we nor the Mortgage Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Additional Bonds, and the Company and the Mortgage Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with any transfer restrictions specified herein and in the applicable prospectus supplement, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system.  Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Additional Bond in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of any Additional Bond only at the direction of one or more Participants to whose account DTC has credited the interests in the Additional Bond and only in respect of such portion of the aggregate principal amount of the Additional Bond as to which such Participant or Participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Additional Bonds among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time.  Neither the Company nor the Mortgage Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Any redemption notices will be sent to Cede & Co. as the registered holder of the Additional Bonds. If less than all of the Additional Bonds are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Additional Bonds unless authorized by a direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy (the “Omnibus Proxy”) to the Mortgage Trustee after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct Participants to whose accounts those Additional Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

PLAN OF DISTRIBUTION

We may sell the Securities through underwriters, dealers or agents, or directly to one or more purchasers. The prospectus supplement with respect to the Securities being offered will set forth the specific terms of the offering of those Securities, including the name or names of any underwriters, dealers or agents, the purchase price of those Securities and the proceeds to us from the sale, any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters to sell Securities, we will enter into an underwriting agreement with the underwriters. Those Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Any underwriting compensation paid by us to the underwriters or agents in connection with an offering of Securities, and any discounts, concessions or commissions allowed by underwriters to dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to specific conditions, and the underwriters will be obligated to purchase all of the offered Securities if any are purchased.

If a dealer is used in the sale of any Securities, we will sell those Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer involved in a particular offering of Securities and any discounts or concessions allowed or reallowed or paid to the dealer will be set forth in the prospectus supplement relating to that offering.

The Securities may be sold directly by us or through agents designated by us from time to time. We will describe the terms of any direct sales in a prospectus supplement. Any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of any of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offer or sale. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

In connection with a particular underwritten offering of Securities, and in compliance with applicable law, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the classes or series of Securities offered, including stabilizing transactions and syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. A description of these activities, if any, will be set forth in the prospectus supplement relating to that offering.

Underwriters, dealers or agents and their associates may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

We will indicate in a prospectus supplement the extent to which we anticipate that a secondary market for the Securities will be available. Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any series of the Securities on a national securities exchange. If the Securities of any series are sold to or through underwriters, the underwriters may make a market in such Securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the Securities of any series.

Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be “underwriters” within the meaning of, and any discounts and commissions received by them and any profit realized by them on resale of those Securities may be deemed to be underwriting discounts and commissions under, the Securities Act. Subject to some conditions, we may agree to indemnify the several underwriters, dealers or agents and their controlling persons against specific civil liabilities, including liabilities under the Securities Act, or to contribute to payments that person may be required to make in respect thereof.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our securities.

LEGAL MATTERS

The validity of the Securities will be passed upon for us by Perkins Coie LLP, counsel to the Company, 1120 N.W. Couch Street, Tenth Floor, Portland, Oregon 97209.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from PacifiCorp’s Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim consolidated financial information of PacifiCorp for the periods ended March 31, 2010 and 2009, June 30, 2010 and 2009 and September 30, 2010 and 2009, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in PacifiCorp’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not ‘‘reports’’ or a ‘‘part’’ of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Costs and expenses payable by us in connection with the issuance and distribution of the Securities being registered are set forth as follows:

Registration fee(1)	$ *
Legal fees and expenses	*
Accounting fees and expenses	*
Trustee fees	*
Rating agency fees	*
Indenture recording fees	*
Blue sky expenses	*
Printing and delivery of registration statement, prospectus, certificates, etc.	*
Miscellaneous expenses	*
Total	$ *

______________________
    (1) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee and will pay such fee on a pay-as-you-go basis.

    * To be provided in an amendment or filing, or exhibit thereto, with the SEC pursuant to the Exchange Act and incorporated herein by reference.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors and officers pursuant to the following provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

The Company’s Third Restated Articles of Incorporation (“Restated Articles”), and Bylaws, as amended (“Bylaws”), require the Company to indemnify directors and officers to the fullest extent not prohibited by law. The right to and amount of indemnification ultimately will be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. It is likely, however, that the Restated Articles would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act (“OBCA”). The effect of the OBCA is summarized as follows:

(a)      The OBCA permits the Company to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding, other than an action by or in the right of the Company, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

(b)      The OBCA permits the Company to grant a right of indemnification in respect of any proceeding by or in the right of the Company against the reasonable expenses (including attorneys’ fees) incurred, if the person concerned acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be granted if that person is adjudged to be liable to the Company unless permitted by a court.

(c)      Under the OBCA, the Company may not indemnify a person in respect of a proceeding described in (a) or (b) above unless one of the following determines that indemnification is permissible because the person has met the prescribed standard of conduct:

(1)	the Board of Directors of the Company (the "Board"), by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2)	if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding;

(3)	by special legal counsel selected by the Board or the committee thereof, as described in (1) and (2) above;

(4)
if special legal counsel cannot be selected as described in (3) above, then by special legal counsel selected by majority vote of the full Board, including directors who are parties to the proceeding; or

(5)	by the shareholders.

Authorization of the indemnification and evaluation as to the reasonableness of expenses are to be determined as specified in any one of (1) through (5) above, except that if the determination of that indemnification’s permissibility is made by special legal counsel, then the determination of the reasonableness of those expenses is to be made by those entitled to select special legal counsel. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

(d)     Under the OBCA, the Company may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes (i) a written affirmation of the director’s or officer’s good faith belief that he or she has met the prescribed standard of conduct and (ii) a written undertaking to repay the advance if it is ultimately determined that that person did not meet the standard of conduct.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors or otherwise. Resolutions adopted by the Board require the Company to indemnify directors and officers of the Company to the fullest extent permitted by law and are intended to create an obligation to indemnify to the fullest extent a court may find to be consistent with public policy considerations. MEHC maintains directors’ and officers’ liability insurance coverage which insures the Company's directors and officers against specific liabilities.

In addition, under the form of underwriting agreement that the Company expects to enter into in connection with any issuance of the Securities, in certain circumstances, the underwriters will agree to indemnify the Company against certain liabilities, including liabilities under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits

A list of exhibits included as part of this Registration Statement is set forth in an Exhibit Index, which immediately precedes the exhibits.

ITEM 17. UNDERTAKINGS.

    (a)      The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(B)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(A), (a)(1)(B) and (a)(1)(C) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

    (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 3, 2010.

PACIFICORP

By:	/s/ Douglas K. Stuver
Douglas K. Stuver
Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

Each person whose individual signature appears below hereby authorizes and appoints Douglas K. Stuver, Bruce N. Williams and Jeffery B. Erb, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons on December 3, 2010 in the capacities indicated.

Gregory E. Abel*	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
Gregory E. Abel

/s/ Douglas K. Stuver	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
Douglas K. Stuver

Douglas L. Anderson*	Director
Douglas L. Anderson

Brent E. Gale*	Director
Brent E. Gale

Patrick J. Goodman*	Director
Patrick J. Goodman

Natalie L. Hocken*	Director
Natalie L. Hocken

Micheal G. Dunn*	Director
Micheal G. Dunn

Mark C. Moench*	Director
Mark C. Moench

Patrick Reiten*	Director
Patrick Reiten

A. Richard Walje*	Director
A. Richard Walje

* By: /s/ Douglas K. Stuver	Attorney-in-Fact
Douglas K. Stuver

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of First Mortgage Bond Underwriting Agreement

4.1*
Mortgage and Deed of Trust dated as of January 9, 1989 between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to JPMorgan Chase Bank, N.A.), Trustee, Ex. 4-E, Form 8-B, File No. 1-5152 as supplemented and modified by twenty-three Supplemental Indentures as follows:

Exhibit Number	File Type	Dated	File Number

(4)(b)	SE	November 2, 1989	33-31861
(4)(a)	8-K	January 9, 1990	1-5152
4(a)	8-K	September 11, 1991	1-5152
4(a)	8-K	January 7, 1992	1-5152
4(a)	10-Q	Quarter ended March 31, 1992	1-5152
4(a)	10-Q	Quarter ended September 30, 1992	1-5152
4(a)	8-K	April 1, 1993	1-5152
4(a)	10-Q	Quarter ended September 30, 1993	1-5152
4(a)	10-Q	Quarter ended June 30, 1994	1-5152
4(b)	10-K	Year ended December 31, 1994	1-5152
4(b)	10-K	Year ended December 31, 1995	1-5152
4(b)	10-K	Year ended December 31, 1996	1-5152
4(b)	10-K	Year ended December 31, 1998	1-5152
99(a)	8-K	November 21, 2001	1-5152
4.1	10-Q	Quarter ended June 30, 2003	1-5152
99	8-K	September 8, 2003	1-5152
4	8-K	August 24, 2004	1-5152
4	8-K	June 13, 2005	1-5152
4.2	8-K	August 14, 2006	1-5152
4	8-K	March 14, 2007	1-5152
4.1	8-K	October 3, 2007	1-5152
4.1	8-K	July 17, 2008	1-5152
4.1	8-K	January 8, 2009	1-5152

4.2	Form of Additional Bond

5.1	Opinion of Perkins Coie LLP

12.1	Statements of Computation of Ratios of Earnings to Fixed Charges

15.1	Awareness Letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee, under the Mortgage and Deed of Trust, dated as of January 9, 1989 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented and modified, relating to Additional Bonds

_______________________
* Incorporated herein by reference.